Exhibit 10.8

Licence Agreement

GD Wellness Pty Ltd

Js & Je Company Limited

Contents

1	Definitions	1
2	Licence	3
3	Additional services	4
4	Fees and Payment	4
5	Term	5
6	Licensor’s obligations	5
7	Licensee’s acknowledgments	5
8	Licensee’s obligations	5
9	Policies	6
10	Inspection of Nominated Equipment	6
11	Product Liability	7
12	Proceedings and protection of rights	7
13	Termination and expiry	7
14	General	8
Schedule 1		1

Trade mark licence agreement	1

Title	Licence Agreement

Date	09 November, 2021

Parties	GD WELLNESS PTY LTD (ACN 115 411 704) of 23-25 Mangrove Lane, Taren Point NSW 2229, Australia (Licensor)
Attention: [Sam Lu]
Email: [sam@gymdirect.com.au]

[Js & Je Company Limited] (company number [2057035]) of [4/F, Wah Yuen Building, 149 Queen’s Road, Central, Hong Kong] (Licensee)
Attention: [Howard Ouyang]
Email: [15108265@qq.com]

Recitals

A.	The Licensor is the owner of the Trade Marks.

B.	The Licensee wishes to use the Trade Marks on the Nominated Equipment in Licensed Fitness Studios throughout the Territory.

C.	The Licensor has agreed to authorise the Licensee to use the Trade Marks in relation to the Nominated Equipment throughout the Territory on the following terms and conditions.

D.	The Licensor has also agreed to provide additional services to the Licensee on the terms and conditions of this Agreement.

Operative provisions

1	Definitions

1.1	In this Agreement:

(1)	Agreement means this document, including any schedule or annexure to it;

(2)	Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made;

(3)	Initial Term means 5 years;

(4)	Insolvency Event means the happening of any of these events in relation to a party who is a body corporate (Defaulting Party) and the Defaulting Party:

(a)	is insolvent with the meaning of section 95A of the Corporations Act 2001;

(b)	has an administrator appointed;

(c)	has a controller (as defined in section 9 of the Corporations Act 2001) appointed to all or any of its property;

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(d)	has proceedings commenced, a resolution passed or proposed in a notice of a meeting, and application to, or order of, a court made or other steps taken against or in respect of it for its winding up, deregistration or dissolution or for it to enter an arrangement, compromise or composition with, or assignment for the benefit of, its creditors, a class of them or any of them;

(5)	Licence Fee means a base fee ofUS$125,000 per annum, plus U$40,000 for each Licensed Fitness Studio per annum.

(6)	Licensed Fitness Studio means a fitness studio, MySteps, operated by the Licensee in the Territory where Nominated Equipment are or will be placed.

(7)	Nominated Equipment means the fitness equipment and machines manufactured by entities nominated by the Licensor or otherwise agreed by both parties;

(8)	Permitted Purpose has the meaning given to it in clause 2.1.

(9)	Personnel in respect of each party includes officers, employees, agents, contractors and consultants of that party.

(10)	Policies means any policies, procedures, guidelines or standards relating to the use of the Trade Marks;

(11)	Regulation means a statute, regulation, other statutory instrument or law, or a provision thereof, or binding code or standard (as may be amended or replaced from time to time) applicable to the Licensee, including any requirements for use of the Trade Marks in connection with the Nominated Equipment, and for the content, production, processing, delivery, storage, advertising, packaging or promotion of Nominated Equipment;

(12)	Renewal Term means 3 years;

(13)	Services Fees means the fees for the Licensor providing any additional services to the Licensee under clause 3, the details of which as of the date of this Agreement are set out in Schedule 2, or otherwise as agreed between the Licensor and the Licensee.

(14)	Tax means any value-added or goods and services tax, withholding tax, charge (and associated penalty or interest), rate, duty or impost imposed by any government agency, but does not include any taxes on income or capital gains.

(15)	Term means the term of this Agreement, determined in accordance with clause 5; and

(16)	Territory means Indonesia, Singapore, Malaysia and mainland P.R.China (including Hong Kong SAR, Macau SAR);

(17)	Trade Marks means the registered and unregistered trade marks described in Item l and Item 2 of Schedule 1 and:

(a)	any other trade marks applied for or registered by the Licensor during the Term for use in connection with fitness and gym equipment, fitness apparel and accessories, fitness consultation ; and

(b)	any other unregistered trade marks which the parties agree should be Unregistered Trade Marks for the purposes of this Agreement.

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(18)	Unregistered Trade Marks means the unregistered trade marks described in Item 2 of Schedule l.

1.2	Interpretation

(1)	Reference to:

(a)	one gender includes the others;

(b)	the singular includes the plural and the plural includes the singular;

(c)	a person includes a body corporate;

(d)	a party includes the party’s executors, administrators, successors and permitted assigns;

(e)	a thing includes the whole and each part of it separately;

(t)	a statute, regulation, code or other law or a provision of any of them includes:

(i)	any amendment or replacement of it; and

(ii)	another regulation or other statutory instrument made under it, or made under it as amended or replaced; and

(g)	dollars means Australian dollars unless otherwise stated.

(2)	“Including” and similar expressions are not words of limitation.

(3)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(4)	Headings and any table of contents or index are for convenience only and do not form part of this Agreement or affect its interpretation.

(5)	A provision of this Agreement must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the Agreement or the inclusion of the provision in the Agreement.

(6)	If an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day.

2	Licence

2.1	The Licensor grants to the Licensee a non-exclusive and non-transferable licence to use the Trade Marks solely on the Nominated Equipment to be placed in Licensed Fitness Studios throughout the Territory (Permitted Purpose) in consideration of the payment of Licence Fees by the Licensee in accordance with this Agreement.

2.2	The Licensee must not use the Trade Marks other than for the Permitted Purpose without the prior written consent of the Licensor.

2.3	The Licensee must not sub-licence the Trade Marks to any person without the prior written consent of the Licensor and payment of any agreed licence fees.

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3	Additional services

3.1	In consideration of the payment of Service Fees by the Licensee, at the Licensee’s request, the Licensor will provide the Licensee with the following additional services for the purpose of operating and managing Licensee’s fitness studios:

(1)	consulting services on fitness club design;

(2)	advising on fitness studios’ renovation and fit-out;

(3)	advising on membership management for the fitness clubs; and

(4)	training services for personal trainers and coaches.

3.2	If the Licensee wishes the Licensor to provide other services in addition to the services specified in clause 3.1, the Licensee will, in each case, provide the Licensor with a service request. The Licensor will, within a reasonable period, indicate whether it is prepared to provide requested services and on what terms and conditions, including as to fees and cost.

3.3	If the Licensor provides any services at the Licensee’s premises, the Licensee, at its cost, will arrange any necessary access, obtain any necessary approvals and provide the Licensor with any required information and suitable working facilities, equipment and tools to enable the Licensor to do so efficiently.

3.4	Neither Licensor nor any of its Personnel will be liable for any loss (including any loss of profits), damage or injury resulting from:

(I)	reliance by the Licensee on any actual or alleged advice or services of the Licensor or any of its Personnel; or

(2)	the provision by the Licensor of training at the Licensee’s premises.

3.5	The Licensor will charge the Licensee the Services Fees for any services provided under clause 3. The Licensee must also pay all reasonable expenses incurred by the Licensor and its Personnel in relation to the provision of training or any services including travel, living, accommodation and other out-of-pocket expenses. The Licensee is responsible for all expenses incurred by its Personnel in connection with any training or other services provided by the Licensor.

4	Fees and Payment

4.1	All sums payable under this Agreement are quoted exclusive of any Tax which shall be paid by the Licensee. The Licensor will invoice the Licensee:

(1)	the Licence Fee at the beginning of each 12-month period starting from the date of this Agreement; and

(2)	the Service Fees in relation to services requested by the Licensee prior to initiating such services.

4.2	The Licensee must pay the amount specified in the invoices issued under clause 4.1 to the Licensor no later than 14 days after it receives the invoice.

4.3	Payment must be made by electronic funds transfer in cleared funds to an account nominated in writing by the Licensor on the relevant invoice.

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4.4	If at any time the Licensee is late in paying the Licence Fee, without limiting any of the Licensor’s other rights or remedies under this Agreement, the Licensor will be entitled to charge interest at a rate equal to the default interest rate of 15% per annum. Such interest shall accrue on a daily basis and be compounded monthly.

5	Term

5.1	This Agreement commences on the date of the Agreement and continues for the Initial Term, unless terminated earlier in accordance with the provisions of clause 13, or by written agreement of the parties.

5.2	This Agreement automatically renews for the Renewal Term upon expiry of the Initial Term, unless:

(1)	the Licensee has given 90 days’ written notice prior to the end of the then-current Term that it does not wish to renew the Agreement; or

(2)	this Agreement is terminated earlier in accordance with its terms.

6	Licensor’s obligations

6.1	The Licensor must:

(1)	in the case of any Trade Marks for which registration is being sought (if any) use reasonable endeavours to prosecute the applications to registration; and

(2)	in the case of any Trade Marks which are or become registered, maintain or renew (as the case may be) those registrations at its cost throughout the Term.

7	Licensee’s acknowledgments

7.1	The Licensee acknowledges that the Licensor is the owner of the Trade Marks.

7.2	The Licensee acknowledges that all and any use made by the Licensee of the Trade Marks and any benefit accruing from the use of the Trade Marks will ensure solely to the benefit of the Licensor.

7.3	The Licensee acknowledges that nothing in this Agreement is to be construed as conferring upon the Licensee any right or interest (except as licensee) in the Trade Marks.

8	Licensee’s obligations

8.1	The Licensee must open 15 or more new clubs/studios per year for the Permitted Purpose according to the terms and conditions set out in this Agreement.

8.2	The Licensee must:

(1)	use the Trade Marks:

(a)	only on the Nominated Equipment in Licensed Fitness Studios; and

(b)	only in accordance with any Policies;

(2)	not use the Trade Marks in any manner which may be misleading or deceptive or adversely affect the interests of the Licensor in the Trade Marks, including not engaging in conduct, or make any representation, which may suggest to any person that the Licensee is associated with the Licensor;

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(3)	not use or register or attempt to register any business name, domain name, corporate name or trade mark which is, or incorporates any of the Trade Marks; and

(4)	not use any of the Trade Marks as part of the logo or identity of the Licensee.

8.3	The Licensee must, notwithstanding any other provision of this Agreement, comply with all Regulations applicable to the exercise of the Licensee’s rights and performance of its obligations under this Agreement.

8.4	To the extent permitted by law, any tights that the Licensee might have under section 26 of the Trade Marks Act 1995 (Cth) (or an equivalent clause in any equivalent legislation in the Territory) in relation to the Trade Marks and this Agreement are specifically excluded.

8.5	The Licensee does and will not acquire title to, goodwill in, or any other rights to the Trade Marks other than the right to use the Trade Marks in accordance with this Agreement. Any reputation or goodwill arising in the Trade Marks accrues solely and exclusively to the benefit of the Licensor.

8.6	The Licensee must not directly or indirectly dispute the validity of the registration of the Trade Marks or the Licensor’s ownership of the Trade Marks, or assist any other person to do so, during or after the Term.

9	Policies

9.1	The Licensee must comply with any Policies.

9.2	The Policies may be amended by the Licensor, or new Policies may be implemented, after the Licensor has:

( l)	informed the Licensee of any proposed amendment and the intended effective date of the amendment;

(2)	consulted with the Licensee in good faith in relation to the proposed amendment; and

(3)	considered in good faith and, where applicable, incorporated into the Policy each of the Licensee’s comments or requests in relation to the proposed amendment.

9.3	Each amendment to the Policies, or any new Policy, proposed by the Licensor pursuant to clause 9.2 must be notified in writing to the Licensee.

9.4	The Licensor will permit the Licensee reasonable time in the circumstances in which to implement any proposed amendment to the Policies, or any new Policy, so as to assist the Licensee to minimize any cost to the Licensee resulting from the proposed amendment or new Policy.

10	Inspection of Nominated Equipment

10.l	At the reasonable request of the Licensor, the Licensee must promptly make available to the Licensor for inspection any Nominated Equipment or any Licensed Fitness Studio.

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11	Product Liability

11.1	Other than as may be expressly provided for under this Agreement, the Licensee will not (either expressly or impliedly) represent to any person that the Licensor warrants or guarantees the quality or properties of the Nominated Equipment or any other equipment, product or service or that the Licensor endorses any advertising or promotional activity undertaken by the Licensee.

11.2	The Licensor does not by the grant of the licence to use the Trade Marks under this Agreement, accept any liability to the Licensee or any other party for any damage, loss or injury caused as a result of the use of any Nominated Equipment.

11.3	Subject to clause 11.4 and to the extent permitted by law the Licensor excludes all terms, conditions, warranties, undertakings or representations of any kind in relation to the Trade Marks.

11.4	The Licensor warrants that the Trade Marks do not infringe any third party’s intellectual property rights in the Territory.

11.5	The Licensee acknowledges and agrees that the Unregistered Trade Marks are unregistered, and that the Licensor does not warrant or represent that it will register any or all of the Unregistered Trade Marks under the Trade Marks Act 1995 (Cth) (or any equivalent legislation in the Territory) or that the Unregistered Trade Marks are able to be registered in the Territory.

11.6	This clause 11 survives termination or expiry of this Agreement.

12	Proceedings and protection of rights

12.1	The Licensee must notify the Licensor immediately in writing if it receives notice of:

(1)	any actual or threatened infringement of the Trade Marks in the Territory; or

(2)	any allegations or claim that the use of the Trade Marks by the Licensee (or any other person) in the Territory infringes any third party rights.

12.2	The Licensor will have the right to take any action to protect the Trade Marks from infringement, or to defend the rights of the Licensor or Licensee to the Trade Marks, at its sole discretion. The Licensor will use its reasonable endeavours to defend any actions by other parties to limit, remove or cancel the Trade Marks and will have absolute control over any litigation involving or affecting the Trade Marks.

12.3	The Licensee must provide to the Licensor such assistance as the Licensor may reasonably require in relation to any such action.

12.4	Any damages and any profits arising from an account of profits in respect of a proceeding under clause 12.2 will be distributed to the party or parties who suffered the loss, in proportion to the share of the loss suffered, after the Licensor has been reimbursed its actual legal costs and expenses associated with the conduct of the proceedings.

13	Termination and expiry

13.l	Either party may terminate this Agreement with immediate effect in whole or in part by giving to the other party written notice of termination, upon the occurrence of one or more of the following:

(1)	an Insolvency Event;

(2)	if the other party at any time fails to comply with any term or condition of this Agreement, including any provision of the Policies, and has failed to rectify any breach within 20 Business Days of being notified of the breach.

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13.2	Upon termination or expiry of this Agreement, the Licensee will immediately cease to have any rights in relation to the Trade Marks and must immediately cease to use or reproduce the Trade Marks or to hold itself out as being entitled to use or reproduce the Trade Marks.

13.3	Any termination by the Licensor of this Agreement, in whole or in part, will be without prejudice to any other rights and remedies of the Licensor under this Agreement or at law.

14	General

14.1	No partnership - Nothing in this Agreement is intended to create a partnership, agency or joint venture as between the Licensee and the Licensor. The Licensee acknowledges that the Licensee:

(1)	has no authority to bind the Licensor without the Licensor’s specific consent; and

(2)	enters into this Agreement as an independent contractor.

14.2	Representations - The Licensee acknowledges that there are no representations, promises, warranties, covenants or undertakings by the Licensor other than those contained in this Agreement.

14.3	No assignment - A party may not assign or otherwise deal with the whole or any part of this Agreement except with the prior written consent of the other party which must not be unreasonably withheld or delayed.

14.4	Further assurance - Each party must promptly at its own cost do all things (including executing and if necessary delivering all documents) necessary or desirable to give full effect to this Agreement.

14.5	Severability - If anything in this Agreement is unenforceable, illegal or void then it is severed and the rest of this Agreement remains in force.

14.6	Entire understanding - This Agreement and the Policies:

(1)	form the entire Agreement and understanding between the parties on everything connected with the subject matter of this Agreement;

(2)	supersede any prior agreement or understanding on anything connected with that subject matter; and

each party has entered into this Agreement without relying on any representation by any other party or any person purporting to represent that party.

14.7	Variation - An amendment or variation to this Agreement is not effective unless it is in writing and signed by the parties.

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14.8	Waiver - A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right. The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right. A waiver is not effective unless it is in writing and is only effective in respect of the specific instance to which it relates and for the specific purpose for which it is given.

14.9	Costs and outlays - Each party must pay its own costs and outlays connected with the negotiation, preparation and execution of this Agreement. The Licensor must pay all stamp duty and other government imposts payable in connection with this Agreement and all other documents and matters referred to in this Agreement when due or earlier if requested in writing by the Licensee.

14.10	Notices - A notice or other communication connected with this Agreement (Notice) has no legal effect unless it is in writing and must be delivered to the parties’ contact details specified in this Agreement or as notified by the relevant party.

14.11	Governing law and jurisdiction - The law of the New South Wales governs this Agreement and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales and of the Federal Court of Australia. Any and all legal proceedings arising out of or in connection with this Agreement shall be conducted in the New South Wales.

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Schedule 1

Item 1	Registered Trade Marks

Registration / Application number	Mark10/01/2028	Owner	Classes	Status / Renewal date
1605794	GYM DIRECT	GD WELLNESS PTY LTD	28	13/02/2024
1218211	MUSCLE MOTION	GD WELLNESS PTY LTD	28	10/01/2028
2033305	FLEETX	GD WELLNESS PTY LTD	28	28/08/2029
2073182	RAPIDMOTION	GD WELLNESS PTY LTD	28	04/03/2030

Item 2	Unregistered Trade Marks

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Schedule 2

Service Fees

Service items	Fees
Consulting services on fitness club design	U$[10,000] per club
Advising on fitness studios’ renovation and fit-out	U$[25,000] per club
Advising: on membership management for the fitness clubs	U$[10,000] per club per year
Training services for personal trainers and coaches	U$[8,500] per club per month
Consultation for year l - All inclusive	U$100,000

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Executed as an Agreement.

Executed by
GD WELLNESS PTY LTD (ACN 115 411 704) in accordance with section 127 of the *Corporations Act 2001*:

....	....
Signature of Witness	Director
Sam Huang	JT.Zhao
Name of Witness (print) (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Executed for and on behalf of
Js & Je Company Limited
in the presence of

by

________________________	________________________
Signature of Witness	Signature of Authorised Representative
_GR Wang________________	_Howard.Ouyang__________
Name of Witness (print)	Name of Authorised Representative (print)

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